UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 20, 2006
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 20, 2006, Neurogen Corporation issued a press release announcing that it has commenced a Phase II clinical trial in chronic insomnia patients with the Company’s insomnia agent, NG2-73. The study will measure sleep maintenance, as well as onset, across a range of doses and formulations. This is one of two ongoing studies designed to measure sleep onset and maintenance in patients with chronic insomnia and this study complements the earlier Phase II clinical trial the Company announced on October 30, 2006.

The Phase II clinical trial announced today is a randomized, double-blind, placebo-controlled, multi-center, cross-over study designed to determine the efficacy and safety of eight different dose and formulation profiles of NG2-73 compared to placebo. The primary endpoint will be wake after sleep onset (WASO). In addition, sleep onset, as measured by latency to persistent sleep (LPS) and additional measures of sleep maintenance will be explored in several secondary endpoints. At least 36 patients with chronic insomnia, aged up to 64 years, are expected to participate in the study. Each patient will be randomly assigned to a treatment sequence of study drug and placebo. Polysomnography will be used to objectively measure various sleep parameters.

The study will test doses and sustained release formulations of NG2-73 which are expected to span the projected therapeutic range. The exposure/response relationships will also be examined and pharmacokinetic/pharmacodynamic (PK/PD) modeling will be utilized to facilitate dose and formulation optimization.

SAFE HARBOR STATEMENT

The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, the Company’s ability to retain key employees, sufficiency of cash to fund the Company's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: December 20, 2006	Title: Executive Vice President and Chief Operating Officer